Exhibit 4.1

SETTLEMENT AND RELEASE AGREEMENT

This Settlement Agreement and Release (this “Agreement”) is entered into this ____ day of August, 2004, by and between Itec Environmental Group, Inc., a Delaware corporation (“ITCV”), and the undersigned creditor of ITCV (“Creditor”).  ITCV and Creditor shall be referred to collectively herein as the “Parties.”

WITNESSETH:

WHEREAS, Creditor provided certain services to ITCV (the “Services”), for which Creditor contends it is owed approximately $______________, a copy of the invoice of Creditor sent to ITCV being attached hereto as Exhibit A (the “Debt”).

WHEREAS, ITCV and Creditor desire to amicably settle, compromise and resolve any and all controversies and claims between themselves including, but not limited to, all controversies and claims with respect to and arising out of the Services and the Debt, to avoid the burden and expense of arbitration and/or litigation.

WHEREAS, in connection with the resolution of such matters, Creditor shall provide ITCV with a full release and settlement in accordance with the terms hereinafter set forth.

NOW, THEREFORE, it is the desire of the Parties to state in writing the details of their agreements.  For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

1.

Full Settlement of Claims against and Full Release of ITCV.  In exchange for ITCV issuing to Creditor __________________ restricted shares of common stock of ITCV (the “Stock”), which Stock shall be registered pursuant to the terms of this Agreement, and shall be issued after receipt by ITCV of this fully executed Agreement, the Voting Agreement and the Proxy (collectively the “Agreements”), Creditor, on behalf of itself, its officers, directors, shareholders, employees, affiliates, successors and assigns, hereby fully, forever, irrevocably and unconditionally settles, releases, remises and discharges ITCV and each of its former, current and future officers, directors, stockholders, attorneys, agents, spouses, administrators, employees, heirs, successors and assigns and all persons acting by, through, under, or in concert with them from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature, known or unknown, which Creditor ever had or now has against ITCV, including, but not limited to, all claims arising out of the Services and the Debt, all common law claims including, but not limited to, actions in tort, defamation, breach of contract, and any claims under federal, state or local statutes or ordinances not expressly referred to above.

2.

Issuance of the Stock to Creditor.  Promptly after the execution of the Agreements, ITCV shall deliver to Creditor certificate(s) representing the Stock or evidence of direction and authority given to the proper transfer agent to issue the Stock and to deliver such certificate(s).  The Stock to be issued, when issued and delivered in accordance with this Agreement, shall be duly authorized, validly issued, fully paid, and non-assessable.

3.

Investment.

3.1

Knowledge of Investment and its Risks.  Creditor has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Creditor’s investment in the Stock.  Creditor understands that an investment in ITCV represents a high degree of risk and there is no assurance that the business or operations of ITCV will be successful.  Creditor has considered carefully the risks attendant to an investment in ITCV and that, as a consequence of such risks, Creditor could lose Creditor’s entire investment in ITCV.

3.2

Investment Intent.  Creditor hereby represents and warrants that (i) it is acquiring the Stock for investment for its own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Stock, and Creditor has no present intention of selling, granting any participation in or otherwise distributing any of the Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and (ii) Creditor does not have any contracts, understandings, agreements or arrangements with any person and/or entity to sell, transfer or grant participations to such person and/or entity, with respect to any of the Stock.

3.3

Disclosure.  Creditor has reviewed information provided by ITCV in connection with the decision to acquire the Stock.  ITCV has provided Creditor with all the information that Creditor has requested in connection with the decision to acquire the Stock.  Creditor further represents that it has had an opportunity to ask questions and receive answers from ITCV regarding the business, properties, prospects and financial condition of ITCV.  All such questions have been answered to the full satisfaction of Creditor.

3.4

No Registration Other than Piggyback Registration Rights.  Creditor understands that it must bear the economic risk of its investment in ITCV and the Stock for an indefinite period of time.  Creditor further understands that (i) neither the offering nor the sale of the Stock has been registered under the Securities Act or any applicable State securities laws (“State Acts”) or securities laws of other applicable jurisdictions in reliance upon exemptions from the registration requirements of such laws, (ii) the Stock must be held by Creditor indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) except as otherwise provided in Section 4.4 below, ITCV is under no obligation to register any of the Stock on Creditor’s behalf or to assist Creditor in complying with any exemption from registration, and (iv) ITCV will rely upon the representations and warranties made by Creditor in this Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts or securities laws of other applicable jurisdictions.

3.5

Transfer Restrictions.  Creditor will not transfer any of the Stock unless such transfer is exempt from registration under the Securities Act and such State Acts and securities laws of other applicable jurisdictions, and, if requested by ITCV, Creditor has furnished an opinion of counsel satisfactory to ITCV that such transfer is so exempt.  Creditor understands and agrees that (i) the certificates evidencing the Stock will bear appropriate legends indicating such transfer restrictions placed upon the Stock, (ii) ITCV shall have no obligation to honor transfers of any of the Stock in violation of such transfer restrictions, and (iii) ITCV shall be entitled to instruct any transfer agent or agents for the securities of ITCV to refuse to honor such transfers.

4.

Representations and Warranties of the Parties.

4.1

Authority.  Each of the Parties has full power and authority to enter into this Agreement.  All action on the part of each of the Parties necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of each of the Parties hereunder has been taken, and each of the Parties has all requisite power and authority to enter into this Agreement.

4.2

Independent Legal Advice.  Each of the parties hereto represents and warrants (a) that it has read and understands each of the provisions set forth herein, that it or he has had the opportunity to consult with counsel of its or his own choice in connection with the release in this Agreement and to have each of the provisions set forth herein fully explained by such counsel, and that the release in this Agreement is entered into freely, voluntarily, and without any duress or undue influence of any nature by, or on behalf of, any person or entity  and (b) that each of the Parties, together with its attorneys, has made such investigation of the facts pertaining to this settlement and this release, and of all the matters pertaining thereto, as it, she or he deems necessary.

4.3

Warranty Against Assignment of Claims.  Each of the parties hereto represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim released herein and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any of the claims being released pursuant to this Agreement.

4.4

Consents and Approvals; No Conflict.  The execution and delivery of this Agreement by each of the Parties does not, and the performance of this Agreement by the Parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.  The execution, delivery and performance of this Agreement by the Parties does not (i) conflict with or violate the charter or by-laws, partnership or other governing documents of any of the Parties, or (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, contract or award applicable to any of the Parties.

4.5

Effectiveness of Representations and Warranties.

Each of the Parties’ representations and warranties contained in this Agreement are true and correct.

4.6

Piggy Back Registration of the Stock.

If ITCV proposes to register any of its securities under the Securities Act (other than pursuant to a Form S-4, Form S-8 or any other successor form of limited purpose), it will give written notice by registered mail at least thirty (30) days prior to the filing of each such registration statement to Creditor of its intention to do so.  If Creditor notifies ITCV within twenty (20) business days after receipt of any such notice of its desire to include any of the Stock in such proposed registration statement, ITCV shall afford Creditor the opportunity to have any such amount of the Stock registered under such registration statement, provided, however, that if the managing underwriter advises ITCV in writing that the inclusion of any such amount of the Stock Creditor has proposed be included in such registration statement would interfere with the successful marketing of the securities proposed to be registered by ITCV, then the securities to be included in such registration statement shall be included in the following order:

(a)    first, the securities proposed to be included in such registration by ITCV or, if such registration is for securities of specified security holders of ITCV, by such holders;

(b)    second, the Stock held by Creditor requested to be included in such registration; and

(c)    third, all other holders of common stock entitled to be included in such registration statement (pro rata among the holders requesting such registration based upon the number of shares of common stock requested by each such holder to be registered).

4.6.1.

Notwithstanding the provisions of this Section 4.6, ITCV shall have the right at any time after it shall have given written notice pursuant to this Section 4.6 (irrespective of whether a written request for inclusion of any amount of the Stock shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

4.6.2.

In addition, ITCV shall furnish without charge to Creditor, promptly after filing thereof with the Securities and Exchange Commission, at least one (1) copy of the registration statement described in Section 4.6, and each amendment thereto or each amendment or supplement to the prospectus included therein, including all financial statements and schedules, documents incorporated by reference therein and if Creditor so requests in writing, all exhibits thereto.

4.6.3.

Registration of the Stock pursuant to the registration statement described in this Section 4.6 shall be governed by this Section 4.6.

5.

Miscellaneous Provisions.

5.1

This Agreement constitutes the complete and exclusive agreement of the Parties.

5.2

The Parties understand that this Agreement constitutes a compromise and settlement of disputed claims.  No action taken by the Parties hereto, or any of them, either previously or in connection with this Agreement shall be deemed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgement or admission by either party of any fault or liability whatsoever to the other Party or to any third party.

5.3

Each of the Parties declares and represents that no promise, inducement or agreement which is not specifically provided in this Agreement has been made by any Party to this Agreement; that this Agreement contains the entire agreement among the Parties; and that the terms of this Agreement cannot be modified except in writing signed by all Parties hereto.

5.4

Each of the Parties agrees not to disclose to or discuss with any person, except as where such disclosure may be required by law, court order, government agency request or subpoena, or in connection with a legal proceeding, the substance of this Agreement or matters relating to any act or omission of any Party in connection with any other Party.

5.5

This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Delaware, without reference to its conflicts of law rules.

5.6

The Parties agree that any court proceeding shall be conducted in Delaware, and consent to exclusive jurisdiction and venue there.

5.7

No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which shall not be unreasonably withheld.  Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.  Nothing expressed or referred to in this Agreement shall be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

5.8

All notices, demands and communications hereunder shall be in writing and personally delivered or sent by first class mail, certified or registered, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth below, or at such other address as any Party shall have furnished to the other party in writing, or shall be given by telegram, telex, facsimile transmission, overnight courier or hand delivery, in any case to be effective when received, provided that actual receipt shall constitute notice regardless of method of delivery.

If to ITCV:

Mr. Gary De Laurentiis

Chief Executive Officer

ITCV Environmental Group, Inc.

693 Hi Tech Parkway, Suite 3

Oakdale, CA 95361

With a copies to:

David M. Otto

The Otto Law Group, PLLC

900 Fourth Ave., Suite 3140

Seattle, WA 98164

206.262.9545 tel

206.262.9513 fax

If to Creditor:

__________________

__________________

__________________

__________________

With a copies to:

__________________

__________________

__________________

5.9

If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, such term or provision shall be deemed to be severed and the remainder of this Agreement and any other application of such term or provision shall not be affected or invalidated thereby.

5.10

This Agreement may be executed by facsimile and in one or more counterparts, all of which taken together shall constitute one and the same instrument.

[signature page follows]

6

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ITCV:

ITEC ENVIRONMENTAL GROUP, INC.

________________________________

Name:  Gary De Laurentiis

Title:  Chief Executive Officer

CREDITOR:

________________________________

Name:

Title:

Exhibit A

Invoice of Creditor